AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of January 31, 1998, is by and among Corporate Office Properties Trust, Inc., a Minnesota corporation (the "Company"), COPT, Inc., a Maryland corporation (the "Maryland Company") and Corporate Office Properties Trust, a Maryland real estate investment trust (the "Trust").


                                    RECITALS


     WHEREAS, the Boards of Directors of the Company and the Maryland Company and the Board of Trustees of the Trust each have determined that it is in the best interests of their respective shareholders to effect the Mergers (as hereinafter defined) upon the terms and subject to the conditions set forth herein; and

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein the parties hereto adopt the plan of merger encompassed by this Agreement and agree as follows:


                                    ARTICLE I

                      THE MERGERS; CLOSING; EFFECTIVE TIME


     1.1. THE COMPANY MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.4), the Company shall be merged with and into the Maryland Company and the separate corporate existence of the Company shall thereupon cease (the "Company Merger"). The Maryland Company shall be the surviving entity in the Company Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Maryland and the separate existence of the Maryland Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Company Merger.

     The Company Merger shall have the effects specified in the Minnesota Business Corporation Act (the "MBCA") and the Maryland General Corporation Law (the "MGCL").


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     1.2. THE TRUST MERGER. Subject to the terms and conditions of this
Agreement, at the Effective Time (as defined in Section 1.4), the Surviving Corporation shall be merged with and into the Trust and the separate corporate existence of the Surviving Corporation shall thereupon cease (the "Trust Merger" and, together with the Company Merger, the "Mergers"). The parties intend that the Mergers qualify as a reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended. The Trust shall be the surviving entity in the Trust Merger (sometimes hereinafter referred to as the "Surviving Entity") and shall continue to be governed by the laws of the State of Maryland and the separate existence of the Trust with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

     The Trust Merger shall have the effects specified in the MGCL.

     1.3. CLOSING. The Closing of the Mergers (the "Closing") shall take place
(i) at the offices of the Trust, One Logan Square, Suite 1105, Philadelphia, Pennsylvania 19103 at 10:00 a.m. local time on the first business day on which the last to be fulfilled or waived of the conditions set forth in Section 6.1 hereof shall be fulfilled or (ii) at such other place and time and/or on such other date as the Company, the Maryland Company and the Trust may agree.

     1.4. EFFECTIVE TIME. Following the fulfillment or waiver of the conditions set forth in Section 6.1 hereof, and provided that this Agreement has not been terminated or abandoned pursuant to Article VII hereof, the Company and the Maryland Company will, at such time as they deem advisable, cause Articles of Merger (the "Minnesota Articles of Merger") to be signed and filed with the Secretary of State of the State of Minnesota as provided in Section 302A.641 of the MBCA and Articles of Merger (the "Maryland Articles of Merger") to be filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") as provided in Section 3-105 of the MGCL. Following the fulfillment or waiver of the conditions set forth in Section 6.1 hereof, provided that this Agreement shall not have been terminated or abandoned pursuant to Article VII hereof, the Maryland Company and the Trust will, at such time as they deem advisable, cause Articles of Merger (the "Trust Articles of Merger") to be filed with the SDAT as provided in Section 3-105 of the MGCL. The Mergers shall become effective upon the latter of (i) the filing the Articles of Merger with the Secretary of State of the State of Minnesota and (ii) the acceptance for record of the Maryland Articles of Merger and


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the Trust Articles of Merger by the SDAT (the "Effective Time"). The parties hereto intend the Mergers to become effective simultaneously.


                                   ARTICLE II

                         DECLARATION OF TRUST AND BYLAWS
                          OF THE SURVIVING CORPORATION
                            AND THE SURVIVING ENTITY


     2.1. SURVIVING CORPORATION. The Certificate of Incorporation and Bylaws of the Maryland Company in effect at the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the MGCL.

     2.2. SURVIVING ENTITY. The Declaration of Trust and Bylaws of the Trust in effect at the Effective Time shall be the Declaration of Trust and Bylaws of the Surviving Entity, until duly amended in accordance with the terms thereof and the MGCL.


                                   ARTICLE III
                                        `
                              TRUSTEES AND OFFICERS
                        OF THE SURVIVING CORPORATION AND
                              THE SURVIVING ENTITY


     3.1. DIRECTORS. The directors of the Maryland Company at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

     3.2. TRUSTEES. The trustees of the Trust at the Effective Time shall, from and after the Effective Time, be the trustees of the Surviving Entity until their successors have been duly elected or until their earlier death, resignation or removal in accordance with the Surviving Entity's Declaration of Trust and Bylaws.


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     3.3. OFFICERS. The officers of the Maryland Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws. The officers of the Trust at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Entity until their successors have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity's Declaration of Trust and Bylaws.


                                   ARTICLE IV

                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES


     4.1. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Mergers and without any action on the part of the holder of any capital stock of the Company:

     (a) Each share of the common stock, par value $0.01 per share (the "Company Stock"), of the Company issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable common share of beneficial interest, par value $0.01 per share (the "Common Shares") of the Trust. Each certificate (each, a "Certificate") representing any such shares of Common Stock shall thereafter represent the right to receive Common Shares. At the Effective Time, all shares of Common Stock shall no longer be outstanding and shall be cancelled and retired and shall cease to exist.

     (b) Each share of Common Stock issued and held in the Company's treasury at the Effective Time, shall be virtue of the Mergers and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

     (c) At the Effective Time, each share of common stock, par value $0.01 per share, of the Maryland Company issued and outstanding immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of the Maryland Company or the holder of such shares, be


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cancelled and retired without payment of any consideration therefor.

     (d) At the Effective Time, each Common Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of the Trust or the holder of such shares, be cancelled and retired without payment of any consideration therefor.

     (e) Each option to purchase or otherwise acquire shares of Common Stock pursuant to the stock option plan of the Company granted and outstanding immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of the holder of such option, be converted into and become a right to purchase or otherwise acquire the same number of Common Shares at the same price per share and upon the same terms and subject to the same conditions as applicable to such options immediately prior to the Effective Time.

     4.2. CONVERSION OF OUTSTANDING STOCK OF THE COMPANY. From and after the Effective Time, each issued and outstanding share of Common Stock and all rights in respect thereof shall be converted into one fully paid and nonassessable Common Share, and each Certificate nominally representing shares of Common Stock shall for all purposes be deemed to evidence the ownership of an equal number of Common Shares. The holders of Certificates shall not be required immediately to surrender the same in exchange for certificates for Common Shares, but, as Certificates nominally representing shares of Common Stock are surrendered for transfer, the Trust will cause to be issued certificates representing Common Shares, and, at any time upon surrender by any holder of Certificates nominally representing shares of Common Stock, the Trust will cause to be issued therefor certificates for an equal number of Common Shares.


                                    ARTICLE V

                                    COVENANTS


     5.1. NASDAQ LISTING. The Trust shall use its reasonable best efforts to cause the Common Shares to be issued in the Mergers to be approved for trading on the Nasdaq SmallCap Market tier of The Nasdaq Stock Market ("NASDAQ"), subject to official notice of issuance, prior to the Closing Date.


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     5.2. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. From and after the Effective Time, the Surviving Entity agrees that it will indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former director or officer of the Company or the Maryland Company or (ii) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by law.


                                   ARTICLE VI

                                   CONDITIONS


     6.1. CONDITION TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the Company, the Maryland Company and the Trust to consummate the Mergers are subject to the fulfillment of each of the following conditions:

     (a) The registration statement on Form S-4 to be filed by the Trust, which will include the proxy statement of the Company soliciting proxies to approve the Mergers, shall have been declared effective in accordance with the Securities Act of 1933, as amended, by the Securities and Exchange Commission and no stop order shall have been issued or threatened.

     (b) This Agreement shall have been duly approved by (i) the requisite vote of holders of the shares of Common Stock, in accordance with applicable law and the Amended and Restated Articles of Incorporation and Bylaws of the Company,
(ii) the Company, as sole shareholder of the Maryland Company, and (iii) the Maryland Company, as sole shareholder of the Trust.

     (c) Holders of not more than 5.0% of the Common Stock issued and outstanding on the record date set for the special meeting of the Company's shareholders called to approve the Mergers shall have exercised their rights under Section 302A.471 of the MBCA.


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     (d) The Common Shares issuable to the Company's shareholders pursuant to this Agreement shall have been authorized for trading on the NASDAQ or the National Market tier of the Nasdaq Stock Market, subject to official notice of issuance.

     (e) No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or either of the Mergers shall have been entered by any court or administrative body and shall remain in full force and effect.

     (f) The obligations to consummate the Mergers contemplated hereby shall not have been terminated pursuant to Article VII hereof.

     (g) All consents and approvals, if any, necessary for the transactions contemplated hereby shall have been obtained and be in full force and effect.


                                   ARTICLE VII

                                   TERMINATION


     7.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, before or after the approval by holders of the Common Stock, by the mutual consent of the Boards of Directors of the Company and the Maryland Company and the Board of Trustees of the Trust.

     7.2. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article VII, no party hereto (or any of its directors, trustees or officers) shall have any liability or further obligation to any other party to this Agreement.


                                  ARTICLE VIII

                            MISCELLANEOUS AND GENERAL


     8.1. MODIFICATION OR AMENDMENT. Subject to the applicable provisions of the MBCA and the MGCL, at any time prior to the Effective Time, the parties hereto may amend or modify this Agreement by written agreement, executed and


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delivered by duly authorized officers of the respective parties; provided, however, that after the Mergers have been approved by the Company's shareholders, no amendment or modification may change the amount or form of the consideration to be received by such shareholders in the Mergers.

     8.2. WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the relevant Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     8.3. COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

     8.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the States of Minnesota and Maryland, in the case of the Company Merger, and in accordance with the laws of the State of Maryland, in the case of the Trust Merger.

     8.5. NO THIRD PARTY BENEFICIARIES. Except as provided in Section 5.2, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee or any other person or entity.

     8.6. HEADINGS. The Article, Section and paragraph headings herein are for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

     8.7. SERVICE OF PROCESS. (a) The Trust may be served with process in the State of Minnesota in a proceeding for the enforcement of an obligation of the Company, the Maryland Company or the Trust, and in a proceeding for the enforcement of the rights of a dissenting shareholder of the Company against the Maryland Company or the Trust. The Trust hereby irrevocably appoints the Secretary of State of the State of Minnesota as its agent to accept service of process in any such proceeding. The address to which a copy of such process shall be mailed by the Secretary of State to the Trust is One Logan Square, Suite 1105, Philadelphia, Pennsylvania 19103, Attn: Clay W. Hamlin, III.


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     (b) The Trust may be served with process in the State of Maryland in any proceeding for the enforcement of any obligation of the Company or the Maryland Company, as well as for enforcement of any obligations of the Trust arising from the Mergers, and it does hereby irrevocably appoint the Secretary of State of the State of Maryland as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of such process shall be mailed by the Secretary of State to the Trust is One Logan Square, Suite 1105, Philadelphia, Pennsylvania 19103, Attn: Clay W. Hamlin, III.




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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                             CORPORATE OFFICE PROPERTIES
                             TRUST, INC.


                             By:  /s/ Clay W. Hamlin, III
                                  --------------------------------------------
                                  Name:  Clay W. Hamlin, III
                                  Title: President and Chief Executive Officer


                             COPT, INC.


                             By:  /s/ Clay W. Hamlin, III
                                  --------------------------------------------
                                  Name:  Clay W. Hamlin, III
                                  Title: President


                             CORPORATE OFFICE PROPERTIES
                             TRUST


                             By:  /s/ Clay W. Hamlin, III
                                  --------------------------------------------
                                  Name:  Clay W. Hamlin, III
                                  Title: President and Chief Executive Officer